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                                   EXHIBIT 5
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              [LETTERHEAD OF BAKER, DONELSON, BEARMAN & CALDWELL]



                                  May 12, 1998

 Valley National Corporation
 1011 North Lanier Avenue
 Lanett, Alabama  36863-0682

 Attention:  Steven R. Townson, President and Chief Executive Officer

      RE:  Registration Statement on Form S-4
           1,312,935 Shares of Common Stock

 Dear Gentlemen:

      We are counsel to Valley National Corporation, an Alabama corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-4 dated May 12, 1998 with the Securities and Exchange Commission (the "SEC"), pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 1,312,935 shares of Common Stock of the Company (the "Common Stock").

      In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion set forth herein.

      Based on the foregoing, it is our opinion that, the Company's shares of Common Stock, when and if issued and exchanged in the manner prescribed by the Merger Agreement and Plan of Merger between Valley National Corporation and First National Sylacauga Corporation dated February 24, 1998, and the Registration Statement, will be legally and validly issued, fully paid and nonassessable.


      The undersigned hereby consents to filing this opinion as EXHIBIT 5 to the Registration Statement and using its name in the Registration Statement in the section of the Joint Proxy Statement/Prospectus entitled "Validity of Common Stock."

                               Sincerely,


                               /s/ Baker, Donelson, Bearman & Caldwell
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